Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the period ended July 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 25, 2017






































Appendix A

iShares Trust

iShares Exponential Technologies ETF
iShares MSCI ACWI Low Carbon Target ETF
iShares MSCI All Country Asia ex Japan ETF iShares MSCI Europe Financials ETF iShares MSCI Kokusai ETF iShares Adaptive Currency Hedged MSCI EAFE ETF iShares Currency Hedged MSCI ACWI ETF iShares Currency Hedged MSCI ACWI ex U.S. ETF iShares Currency Hedged MSCI EAFE ETF iShares Currency Hedged MSCI EAFE Small-Cap ETF iShares MSCI ACWI ETF iShares MSCI ACWI ex U.S. ETF iShares MSCI EAFE ETF iShares MSCI EAFE Small-Cap ETF iShares Currency Hedged MSCI Europe Small-Cap ETF iShares Edge MSCI Min Vol EAFE Currency Hedged ETF iShares Edge MSCI Min Vol EAFE ETF iShares Edge MSCI Min Vol Europe Currency Hedged ETF iShares Edge MSCI Min Vol Europe ETF iShares MSCI Europe Small-Cap ETF iShares MSCI EAFE Growth ETF iShares MSCI EAFE Value ETF iShares China Large-Cap ETF iShares MSCI China A ETF iShares Core Conservative Allocation ETF iShares Core Moderate Allocation ETF iShares Core Growth Allocation ETF iShares Core Aggressive Allocation ETF iShares Morningstar Multi-Asset Income ETF iShares Edge MSCI Min Vol Asia ex Japan ETF iShares Edge MSCI Min Vol Japan ETF iShares Edge MSCI Min Vol USA ETF iShares Edge MSCI Min Vol USA Small-Cap ETF iShares Core MSCI EAFE ETF iShares Core MSCI Europe ETF iShares Core MSCI International Developed Markets ETF iShares Core MSCI Pacific ETF iShares Core MSCI Total International Stock ETF iShares Edge MSCI Intl Momentum Factor ETF iShares Edge MSCI Intl Quality Factor ETF iShares Edge MSCI Intl Size Factor ETF iShares Edge MSCI Intl Value Factor ETF iShares Edge MSCI USA Momentum Factor ETF iShares Edge MSCI USA Quality Factor ETF iShares Edge MSCI USA Size Factor ETF iShares Edge MSCI USA Value Factor ETF iShares Edge MSCI Multifactor Global ETF iShares Edge MSCI Multifactor Intl ETF iShares Edge MSCI Multifactor Intl Small-Cap ETF iShares Edge MSCI Multifactor USA ETF iShares Edge MSCI Multifactor USA Small-Cap ETF






Information Classification: Limited Access

Information Classification: Limited Access